Exhibit 23.2

Consent of KPMG LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-278442) on Form S-8 of our report dated March 29, 2024, except for Notes 1, 2, 3, 4, 5, 10, and 14, as to which the date is May 14, 2024, with respect to the consolidated financial statements of AEON Biopharma, Inc.

/s/ KPMG LLP

San Diego, California

May 14, 2024